SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 March 6, 2008
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


       420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
       ---------------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On March 6, 2008, American TonerServ Corp. (the "Company") entered into a letter agreement with After Market Support, LLC ("AMS") pursuant to which the parties mutually agreed to terminate the Consulting Agreement that was entered into on September 30, 2007 (the "Mutual Termination Agreement"). AMS had been providing financial marketing and investor relations services on behalf of the Company under the Consulting Agreement. The Consulting Agreement was terminated as a result of a decision by the Company to change its investor relations practices.

     Under the Mutual Termination Agreement, the Company agreed to pay AMS $5,000 for prior services and refund the $1,700 paid by AMS for 1,700,000 shares of the Company's common stock. AMS agreed to waive any right to further payment under the Consulting Agreement and to return the 1,700,000 shares of common stock to the Company. In addition, two persons who purchased an aggregate of 1,300,000 shares of the Company's common stock in connection with the Consulting Agreement also agreed to return their shares to the Company in exchange for the return of the $1,300 paid for such shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    The exhibit identified below is filed as part of this report:

    10.1    Mutual Termination Agreement with After Market Support, LLC


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: March 12, 2008              By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker, President